SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            Current Report


           Filed pursuant to Section 12, 13, or 15(d) of the
                      Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)  July 1, 1997


                        INTELLIGENT ELECTRONICS, INC.
              (Exact name of issuer as specified in charter)


      PENNSYLVANIA                 0-15991            23-2208404
(State or Other Jurisdiction      Commission       (I.R.S. Employer
    of Incorporation or           file number        Identification
      Organization)                                     Number)



              411 Eagleview Boulevard, Exton, Pennsylvania 19341
                   (Address of principal executive offices)


                                (610) 458-5500
              (Registrant's telephone number, including area code)

Item 5. 	Other Events

                               GENERAL

As discussed in the Proxy Statement dated June 20, 1997 (the "Proxy Statement") for the Annual Meeting of Shareholders of Intelligent Electronics, Inc. (the "Company") to be held on July 16, 1997, the Company was in negotiations for the possible sale of a substantial portion of the business of XLSource, Inc. ("XLSource"), the Company's wholly-owned direct computer hardware sales organization. Together with XLConnect Solutions, Inc. ("XLConnect"), a professional services organization that is an 80% subsidiary of the Company, XLSource constitutes the Company's Direct Business.

On July 1, 1997, the Company (and certain of its direct and indirect wholly-owned subsidiaries, including XLSource) and XLConnect entered into an Asset Purchase Agreement (the "Purchase Agreement") with GE Capital Information Technology Solutions Acquisition Corp. (the "Buyer"), a subsidiary of GE Capital Information Technology Solutions, Inc. ("GECITS"), pursuant to which:

(a)	The Company agreed to sell to the Buyer certain assets related to the
Company's direct computer hardware sales business (the "Direct Hardware Business"), consisting primarily of the inventory, accounts receivable, customers and customer contracts relating to 20 of the 24 Direct Hardware Business locations and real property leases and fixed assets related to six of such 20 locations; and

(b)	XLConnect agreed to sell to the Buyer certain specified services contracts and related assets, consisting principally of accounts receivable and fixed assets.

The purchase price to be paid by the Buyer in the transactions pursuant to the Purchase Agreement (the "XL Transaction") is $136,116,000, based on the net book value of the assets being sold of $93,841,000 as of May 3, 1997, the end of the Company's last fiscal quarter. The purchase price is subject to adjustment after closing based on such net book value as of the closing date. Of the purchase price, $126,116,000 is to be paid in cash at closing, with $10 million to be paid into escrow for retention for up to 240 days to fund purchase price adjustments and obligations of the Company and XLConnect under the Purchase Agreement, including the obligation to repurchase from the Buyer any transferred accounts receivable which remain uncollected after 120 days. Of the total purchase price to be paid in the XL Transaction, XLConnect will receive $11,847,000 (based on the net book value of the assets to be acquired from it of $6,572,000 as of May 3, 1997). The Company will retain substantially all of the accounts payable of the Direct Hardware Business being sold to the Buyer. The Company anticipates that it will record a pre-tax loss of approximately $20 million, net of transaction costs, plus a tax provision of approximately $7,500,000. The tax provision is due to differences between the tax bases of the assets being sold and their amounts for financial reporting purposes (primarily goodwill).

The Purchase Agreement contains customary representations, warranties, covenants, indemnification provisions and closing conditions (including customer consents to transferred contracts). In addition: a closing condition for the Buyer's benefit is that the gross revenues of the business being transferred are not less than $115,000,000 during the Company's three fiscal months ended prior to the closing date (which has been met assuming a July 1997 closing); the Company has agreed to maintain a minimum consolidated net worth of $80,000,000 and not to make distributions or dividends to the holders of the Company's Common Stock until the expiration of the period within which transferred accounts receivable are subject to repurchase, and to maintain a minimum consolidated net worth of $50,000,000 thereafter as long as it has any obligations under the Purchase Agreement (and not to merge or engage in a similar transaction with another corporation unless such obligations are assumed by the successor and the successor's net worth is not less than $50,000,000); the Company and XLConnect will pay to the Buyer interest at an annual rate of 6.5% on the average monthly uncollected balance of the transferred accounts receivable; XLConnect and the Buyer will enter into an agreement for the provision of product and services in the geographic areas in which the transferred business is located; the parties have agreed to one-year restrictions on competition and hiring of employees; General Electric Capital Information Technology Solutions - North America, Inc., an affiliate of Buyer ("GECITS-NA"), has agreed that it will enter into a resale agreement (the "Resale Agreement") with Ingram Micro Inc. ("Ingram") providing for the purchase by it from Ingram during a three-year period of its requirements of certain computer and related products; the Company and XLConnect have agreed to use specified best efforts to transfer to the Buyer all customer account information with respect to certain customers and to pay to the Buyer the sum of $1 million for each such account with respect to which such efforts are not used during the six-month period following the closing; and the Company and XLConnect have agreed to provide to the Buyer office and storage space, data information services, and employee and other services for a transitional period after closing.

It is currently anticipated that the closing under the Purchase Agreement will occur on or about July 15, 1997. However, there can be no assurance that the closing will be completed, and each party has the right to terminate the Purchase Agreement if the closing has not been completed by August 2, 1997.

After the consummation of the XL Transaction, the Company will continue to operate its Direct Hardware Business from four locations: Cleveland, Cincinnati, Indianapolis and Pittsburgh. Revenues of the retained Direct Hardware Business operations, which will continue to function in a partnership relationship with XLConnect, were approximately $200,000,000 in the fiscal year ended February 1, 1997 and approximately $50,000,000 in the fiscal quarter ended May 3, 1997.

As discussed in the Proxy Statement, the Company entered into an agreement with Ingram on April 29, 1997 (the "RND Agreement") whereby the Company agreed to sell to Ingram its business (the "Indirect Business") of providing information technology product, services and solutions to network integrators and resellers (the "RND Transaction"). Pursuant to the Supply Agreement
(as defined in the Proxy Statement), XLSource agreed to purchase 100% of its requirements of products available from Ingram up to a minimum of $1.8 billion of purchases over a three-year period, subject to an extension up to two years under certain circumstances. The Company has guaranteed to Ingram performance by XLSource of its obligations under the Supply Agreement.

In connection with the Purchase Agreement, on July 2, 1997, the Company and Ingram entered into an amendment to the RND Agreement (the "RND Amendment") whereby Ingram agreed to amend the Supply Agreement to provide that certain of GECITS-NA's product purchases from Ingram which are in excess of GECITS-NA's current purchases from Ingram will be credited against XLSource's $1.8 billion purchase commitment under the Supply Agreement. XLSource and the Company have not been released from any of their obligations regarding the $1.8 billion commitment, and the Company will be required to deliver to Ingram a $12,500,000 irrevocable letter of credit to secure the purchase commitment and other obligations of the Company under the RND Agreement and the Supply Agreement.

In the RND Amendment, Ingram has agreed to enter into the Resale Agreement with GECITS-NA. GECITS-NA is not required to purchase any minimum amount of product from Ingram, and GECITS-NA and Ingram are under no restrictions with the Company regarding the modification, amendment or termination of the Resale Agreement. Accordingly, although the Company believes that its purchases from Ingram and those of GECITS-NA will satisfy XLSource's purchase obligations under the Supply Agreement, there can be no assurance in that regard. In the event such purchase obligations are not satisfied, certain liquidated damages are due to Ingram under the Supply Agreement
(as discussed in the Proxy Statement). Although the Company does not currently believe that the payment of any such liquidated damages will have a material adverse effect on the Company, there can be no assurance in that regard as well.


This Form 8-K should be reviewed in conjunction with the Proxy Statement.

                          PRO FORMA FINANCIAL STATEMENTS

The following unaudited Pro Forma Balance Sheet as of May 3, 1997, and the Pro Forma Statements of Operations for the fiscal quarter ended May 3, 1997 and the fiscal year ended February 1, 1997 are presented to give effect to the RND Transaction and the XL Transaction.

Historical financial data used to prepare the pro forma financial statements were derived from the auditedconsolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997 and the unaudited consolidated financial statements included in the Company'squarterly report on Form 10-Q for the fiscal quarter ended May 3, 1997. These pro forma financial statements should be read in conjunction with such historical financial statements.

The pro forma adjustments reflected herein are based on available information and certain assumptions thatthe Company's management believes are reasonable. Pro forma adjustments made in the Pro Forma BalanceSheet assume that the RND Transaction and the XL Transaction were consummated on May 3, 1997, and do not reflect the impact of the operating results of the businesses to be sold pursuant thereto or changes in balance sheet amounts subsequent to May 3, 1997. The pro forma adjustments to the Pro Forma Statements of Operations assume that the RND Transaction and the XL Transaction were consummated on February 3, 1996.

The Pro Forma Balance Sheet and Pro Forma Statements of Operations are based on assumptions and approximations and, therefore, do not reflect in precise numerical terms the impact of the transactions on the historical financial statements. In addition, such pro forma financial statements should not be used as a basis for forecasting future operations of the Company.

                INTELLIGENT ELECTRONICS, INC. and Subsidiaries
                     Pro Forma Consolidated Balance Sheet
                               As of May 3, 1997
                            (in thousands, unaudited)

                                                            RND                           XL
                                                        Transaction                   Transaction
                                                         Pro forma                     Pro forma
                                                        Adjustments       Pro forma   Adjustments       Pro forma
                                                As       Increase        after RND    Increase          after XL
                                             Reported   (Decrease)       Transaction  (Decrease)       Transaction
                                            ----------- -----------      -----------  -----------      -----------
   Assets

Current assets:
  Cash and cash equivalents                 $   37,997  $   (4,297)(a)   $   33,700   $   39,916 (g)   $   73,616
  Escrow receivable                                  -      10,000 (b)       10,000       10,000 (h)       20,000
  Accounts receivable, net                     139,673      (9,855)(c)      129,818      (87,039)(i)       42,779
  Inventory                                    240,228    (231,285)(c)        8,943       (6,891)(i)        2,052
  Prepaid expenses and other current assets      4,240        (633)(c)        3,607          (49)(i)        3,558
  Deferred income taxes                         11,861     (11,861)(c)(f)       0                             0
                                            ----------- -----------      -----------  -----------      -----------
   Total current assets                        433,999    (247,931)         186,068      (44,063)         142,005

Property and equipment                          58,409     (43,894)(c)       14,515       (8,128)(i)        6,387
Intangible assets, primarily goodwill, net      90,653                       90,653      (45,380)(i)       45,273
Other assets                                    27,799      (6,993)(c)       20,806       (7,601)(i)(l)    13,205
                                            ----------- -----------      -----------  -----------      -----------
     Total assets                           $  610,860  $ (298,818)      $  312,042   $ (105,172)      $  206,870
                                            =========== ===========      ===========  ===========      ===========

Liabilities and Shareholders' Equity

Current liabilities:
  Short-term debt                            $  34,135  $   (2,811)(c)   $   31,324   $  (31,200)(j)   $      124
  Accounts payable                             325,032    (289,705)(c)       35,327       (1,807)(i)       33,520
  Accrued liabilities                           42,089     (10,479)(d)       31,610       10,021 (k)       41,631
  Long-term debt reclassified as current        55,000     (55,000)(e)            0                             0
                                             ---------- -----------      -----------  -----------      -----------
   Total current liabilities                   456,256    (357,995)          98,261      (22,986)          75,275
                                             ---------- -----------      -----------  -----------      -----------
Long-term debt                                   8,051      52,112 (e)       60,163      (55,000)(j)        5,163
Other long-term liabilities                     12,238      (1,187)(c)       11,051                        11,051

Minority interest                               10,643                       10,643                        10,643

Shareholders' equity:
  Preferred stock                                  700                          700                           700
  Common stock                                     417                          417                           417
  Additional paid-in capital                   285,027                      285,027                       285,027
  Treasury stock                               (67,311)                     (67,311)                      (67,311)
  Retained earnings (deficit)                  (95,161)      8,252 (f)      (86,909)     (27,186)(l)     (114,095)
                                            ----------- -----------      -----------  -----------      -----------
   Total shareholders' equity                  123,672       8,252          131,924      (27,186)         104,738
                                            ----------- -----------      -----------  -----------      -----------
     Total liabilities and
      shareholders' equity                    $610,860   $(298,818)      $  312,042   $ (105,172)      $  206,870
                                            =========== ============     ===========  ===========      ===========

See accompanying notes to the pro forma financial statements.

               INTELLIGENT ELECTRONICS, INC. and Subsidiaries
               Pro Forma Consolidated Statement of Operations
                      For the quarter ended May 3, 1997
                    (in thousands, except per-share data)
                               (unaudited)

                                                              Deduct         Pro forma        Deduct         Pro forma
                                                     As        RND           after RND          XL            after XL
                                                  Reported  Transaction(m)   Transaction    Transaction(q)  Transaction
                                                ----------- -----------      -----------    -----------     -----------
Revenues                                         $ 668,256   $ 468,804        $ 199,452      $ 120,155       $  79,297

Cost of goods sold                                 635,596     460,997          174,599        110,509          64,090
                                                ----------- -----------      -----------    -----------     -----------
    Gross profit                                    32,660       7,807           24,853          9,646          15,207
                                                ----------- -----------      -----------    -----------     -----------
Operating expenses:
  Selling, general and administrative expenses      44,456      16,877(n)        27,579         10,617(n)       16,962
  Amortization of intangibles,
      primarily goodwill                             1,261                        1,261            642             619
                                                 ----------- -----------     -----------    -----------     -----------
    Total operating expenses                        45,717      16,877           28,840         11,259          17,581
                                                 ----------- -----------     -----------    -----------     -----------
Loss from operations                               (13,057)     (9,070)          (3,987)        (1,613)         (2,374)

Other income (expense):
  Investment and other income (expense), net           170         104               66                             66
  Interest expense                                  (3,805)     (2,191)(o)       (1,614)        (1,217)(r)        (397)
                                                ----------- -----------      -----------    -----------     -----------
Loss before income tax benefit
  and minority interest                            (16,692)    (11,157)          (5,535)        (2,830)         (2,705)

Income tax benefit                                  (4,902)     (4,902)               0                              0
                                                ----------- -----------      -----------    -----------     -----------
Loss before minority interest                      (11,790)     (6,255)          (5,535)        (2,830)         (2,705)

Minority interest                                      (99)                         (99)                           (99)
                                                ----------- -----------      -----------    -----------     -----------
Net loss                                           (11,889)     (6,255)          (5,634)        (2,830)         (2,804)

Preferred stock dividend                               225                          225                            225
                                                ----------- -----------      -----------    -----------     -----------
Net loss applicable to common shareholders       $ (12,114)  $  (6,255)       $  (5,859)(p)  $  (2,830)      $  (3,029)(s)
                                               ============ ===========      ===========    ===========     ===========

Loss per share applicable to
  common shareholders                           $    (0.34)                   $    (0.16)                    $   (0.08)
                                               ============                  ============                   ===========
Weighted average number of common shares            36,066                        36,066                        36,066


See accompanying notes to the pro forma financial statements.

                INTELLIGENT ELECTRONICS, INC. and Subsidiaries
                Pro Forma Consolidated Statement of Operations
                     For the year ended February 1, 1997
                    (in thousands, except per-share data)
                                 (unaudited)


                                                             Deduct        Pro forma         Deduct       Pro forma
                                                   As          RND          after RND          XL         after XL
                                                reported   Transaction(m)  Transaction    Transaction(q)  Transaction
                                               ----------- -----------     -----------    -----------     -----------
Revenues                                       $3,346,557  $2,566,915      $  779,642     $  474,275      $  305,367

Cost of goods sold                              3,190,683   2,485,757         704,926        446,935         257,991
                                               ----------- -----------     -----------    -----------     -----------
   Gross profit                                   155,874      81,158          74,716         27,340          47,376
                                               ----------- -----------     -----------    -----------     -----------
Operating expenses:
  Selling, general and administrative expenses    174,230      72,731(n)      101,499         41,491(n)       60,008
  Amortization of intangibles,
    primarily goodwill                              8,311       3,351           4,960          2,397           2,563
  Branch closure costs                              9,790                       9,790          9,790               0
  Impairment losses                                61,576      61,576               0                              0
                                               ----------- -----------     -----------    -----------     -----------
    Total operating expenses                      253,907     137,658         116,249         53,678          62,571
                                               ----------- -----------     -----------    -----------     -----------

Loss from operations                              (98,033)    (56,500)        (41,533)       (26,338)        (15,195)

Other income (expense):
  Investment and other income (expense), net         (451)       (651)            200                            200
  Interest expense                                (12,018)     (3,306)(o)      (8,712)        (3,437)(r)      (5,275)
                                               ----------- -----------     -----------    -----------     -----------
Loss before income tax benefit
  and minority interest                          (110,502)    (60,457)        (50,045)       (29,775)        (20,270)

Income tax benefit                                 (6,518)       (623)         (5,895)        (2,062)         (3,833)
                                               ----------- -----------     -----------    -----------     -----------
Loss before minority interest                    (103,984)    (59,834)        (44,150)       (27,713)        (16,437)

Minority interest                                     (70)                        (70)                           (70)
                                               ----------- -----------     -----------    -----------     -----------
Net loss                                         (104,054)    (59,834)        (44,220)       (27,713)        (16,507)

Preferred stock dividend                              120                         120                            120
                                               ----------- -----------     -----------    -----------     -----------

Net loss applicable to common shareholders     $ (104,174) $  (59,834)     $  (44,340)(p) $  (27,713)     $  (16,627)(s)
                                               =========== ===========     ===========    ===========     ===========
Loss per share applicable to
  common shareholders                          $    (2.98)                 $    (1.27)                    $    (0.48)
                                               ===========                 ===========                    ===========
Weighted average number of common shares           34,988                      34,988                         34,988

See accompanying notes to the pro forma financial statements.

               INTELLIGENT ELECTRONICS, INC. and Subsidiaries

          Notes to the Pro Forma Consolidated Financial Statements

                                (unaudited)

               Notes to the Pro Forma Consolidated Balance Sheet


(a) Amount is based upon the Estimated Net Liabilities Assumed (as defined in the Proxy Statement), on May 3, 1997, of $77,297,000 exceeding the assumed purchase price of $73,000,000 (computed in accordance with terms of the RND Agreement and reduced as a result of the Revenue Adjustment, as defined in the Proxy Statement). The purchase price is also subject to reduction depending on the date of closing.

(b) Reflects the escrow amount due to the Company upon settlement of any purchase price adjustments and the Company's indemnity obligations.

(c) Represents the elimination of assets and liabilities as a result of the RND Transaction.

(d) Includes the elimination of accrued liabilities ($12,479,000) and the accrual of transaction costs approximating $2,000,000 as a result of the RND Transaction.

(e) Represents the reclassification of the Company's long-term debt reclassified as current to long-term debt ($55,000,000) as a result of the RND Transaction, less the assumption of the Indirect Business' long-term debt of $2,888,000 by Ingram.

(f) Represents a pre-tax gain of $13,754,000, net of transaction costs, less taxes of $5,502,000, based on a purchase price of $73,000,000. The Pro Forma Balance Sheet assumes that the RND Transaction was consummated on May 3, 1997, and therefore does not give effect to the Indirect Business' operating results subsequent to that date.

(g) Represents a purchase price of $136,116,000 based on the Balance Sheet as of May 3, 1997, less the escrow requirement of $10,000,000 and the repayment of the Company's outstanding debt totaling $86,200,000.

(h) Reflects the amount to be deposited in escrow pursuant to the Purchase Agreement.

(i) Represents the elimination of assets and liabilities as a result of the XL Transaction.

(j) Represents the repayment of the Company's outstanding debt.

(k) Includes the accrual of transaction costs approximating $2,000,000, future lease obligations and other various accruals relative to the XL Transaction.

(l) Represents a pre-tax loss of approximately $19,700,000, net of transaction costs, plus taxes of approximately $7,500,000. The Pro Forma Balance Sheet assumes that the XL Transaction was consummated on May 3, 1997, and therefore does not give effect to the operating results, subsequent to that date, of the businesses to be sold pursuant thereto.

                INTELLIGENT ELECTRONICS, INC. and Subsidiaries

             Notes to the Pro Forma Consolidated Financial Statements

                                     (unaudited)

            Notes to the Pro Forma Consolidated Statements of Operations


(m) Represents the elimination of revenues and expenses related to the operations of the Indirect Business.

(n) Excludes allocated corporate general and administrative expenses.

(o) Represents the elimination of interest expense incurred by the Indirect Business.

(p) The accompanying Pro Forma Statements of Operations do not include any non-recurring effects directly attributable to the RND Transaction.
    The Company will provide a reserve for all expected costs associated with the RND Transaction. Such costs are expected to include professional fees paid to attorneys, accountants and advisors, printing charges and filing fees. The amount of such costs is estimated to total approximately $2,000,000 and is included as a reduction in the after-tax gain reflected in retained earnings on the Pro Forma Consolidated Balance Sheet (see Note f to the Notes to the Pro Forma Consolidated Balance Sheet).

(q) Represents the elimination of revenues and expenses related to the businesses to be sold pursuant to the XL Transaction.

(r) Represents the elimination of interest expense incurred with respect to the businesses to be sold pursuant to the XL Transaction.

(s) The accompanying Pro Forma Statements of Operations do not include any non-recurring effects directly attributable to the XL Transaction. The Company will provide a reserve for all expected costs associated with the XL Transaction. Such costs are expected to include professional fees to attorneys, accountants and advisors, printing charges and filing fees. The amount of such costs is estimated to total approximately $2,000,000 and is included as an increase in the after-tax loss reflected in retained earnings on the Pro Forma Consolidated Balance Sheet (see Note l to the Notes to the Pro Forma Consolidated Balance Sheet).

                                SIGNATURE
                                ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                INTELLIGENT ELECTRONICS, INC.



                                By: /s/ Thomas J. Coffey
                                   ------------------------------
Dated:  July 7, 1997                 Thomas J. Coffey
                                     Senior Vice President and
                                     Chief Financial Officer